UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16753 (Commission File Number)	06-1500476 (I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On April 20, 2016, the Company held its 2016 Annual Meeting of Stockholders.

(b) The following items of business were voted upon by the Company’s stockholders at the 2016 Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the vote set forth in the table immediately below:

Director	For	Against	Abstain	Broker Non-Votes
Mark G. Foletta	39,400,627	440,221	41,475	4,756,569
R. Jeffrey Harris	39,490,133	351,240	40,950	4,756,569
Michael M.E. Johns, M.D.	39,499,222	354,837	28,264	4,756,569
Martha H. Marsh	39,513,174	341,588	27,561	4,756,569
Susan R. Salka	39,480,587	374,351	27,385	4,756,569
Andrew M. Stern	39,400,759	440,665	40,899	4,756,569
Paul E. Weaver	39,494,707	346,717	40,899	4,756,569
Douglas D. Wheat	39,447,439	392,883	42,001	4,756,569

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
38,079,232	1,652,501	150,590	4,756,569

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
43,850,257	756,455	32,180	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 22, 2016	By:	/s/ Susan R. Salka
Susan R. Salka President & Chief Executive Officer